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State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

080170052

02-15-2008

9608657
EMPIRE MINERALS CORP
20 ROBERT PITT DRIVE
SUITE 214
MONSEY NY 10952
ATTN: ISAAC MULLER

DESCRIPTION	AMOUNT
DOMINION MINERALS CORP.	
2573137 0151 Stock Designation	
Stock Designation Fee	5.00
Receiving/Indexing	50.00
Data Entry Fee	5.00
Court Municipality Fee, Grgetown	20.00
Surcharge Assessment-Sussex	6.00
Page Assessment-Sussex County	36.00
Expedite Fee, One Hour	1,000.00
FILING TOTAL	1,122.00
TOTAL PAYMENTS	1,122.00
SERVICE REQUEST BALANCE	.00

02/15/2008 04:22 8458183598
State of Delaware
Secretary of State
Division of Corporations
Delivered 03:20 PM 02/15/2008
FILED 03:20 PM 02/15/2008
SRV 080170052 - 2573137 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK OF DOMINION MINERALS CORP.

Dominion Minerals Corp. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation"), and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.0001 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions, thereof, of Two Hundred (200) shares of Series A Preferred Stock of the Company as follows:

RESOLVED, that the Company is authorized to issue two hundred (200) shares of Series A Preferred Stock (the "Series A"), par value $.0001 per share, which shall have the following powers, designations, preferences and other special rights:

1. Dividends. The Series A shall not be entitled to receive dividends.

2. Conversion. The Series A shall not be convertible.

3. Voting Rights. With respect to all matters upon which the Company's stockholders shall vote, the holders of Series A shall vote together as a single class with the holders of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), and the holders of any other class or series of shares entitled to vote with the Common Stock, with each 100 shares of Series A being entitled to forty percent (40%) of the total votes on all such matters. Thus, for example, if the Company has 42,000,000 shares of Common Stock outstanding and 3,000,000 shares of its Series B Convertible Preferred Stock, par value $0.0001 per share ("Series B"), outstanding, with each share of Series B entitled to 10 votes, then each share of Series A is entitled to a number of votes equal to:

A/50 where A = the number of votes to which all shares other than the Series A are entitled.

(42,000,000 + 30,000,000)/50 = 1,440,000 votes.

Thereafter, the number of votes for each share of Series A would be adjusted so that each 100 shares of Series A continues to be entitled to 40% of the total vote.

4. Limitations Upon Disposition. The Series A shares issuable pursuant to this Certificate may not be transferred, sold, offered for sale, pledged or otherwise hypothecated without the unanimous vote of the Board.

5. Additional Rights. So long as any Series A shares remain outstanding, the Company shall not, without first obtaining the approval by vote or written consent of all holders of Series A, (i) alter or change the powers, preferences, privileges, or rights of the Series A shares, (ii) amend the provisions of this paragraph, (iii) create any new series or class of shares having preferences prior to, or in parity with or superior to the Series A shares as to voting rights or (iv) authorize any additional shares of Series A.

6. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A, and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series A which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

7. No Liquidation Preference. The Series A shall not have any right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

8. Cancellation. Upon the occurrence of a Qualified IPO (as defined below), all Series A shall immediately, without any action of the holders thereof, be cancelled on the books of the Company. A "Qualified IPO" means the sale of Common Stock in an underwritten public offering or resale registration registered under the Securities Act of 1933, as amended, which results in the Company having a market capitalization in excess of US$100,000,000, based on the average closing price of the Company's Common Stock for ten (10) consecutive trading days.

9. Return of Status as Authorized Shares. Upon cancellation of the Series A, the shares, which may not be reissued as shares of Series A, shall automatically be returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Certificate of Incorporation.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Diego E. Roca, its Secretary, as of the 15th day of February, 2008.

DOMINION MINERALS CORP.

By: /s/ Diego E. Roca
Name: Diego E. Roca
Title: Executive VP & CFO